Exhibit 99.1

Toppoint Holdings Reports Q1 2025 Revenue Growth - Driven by 37% Increase in Import Volumes

Scales Import Operations, and Advances Diversification and Infrastructure Initiatives

North Wales, PA, May 15, 2025 (NYSE: TOPP) – Toppoint Holdings Inc. (“Toppoint Holdings” or the “Company”) today announced financial results for the first quarter ended March 31, 2025, and shared updates on recent operational and strategic progress following its January 2025 initial public offering.

“Our first quarter as a public company highlights the strength of our business model and ability to capture market share despite current market volatility,” said Leo Chan, CEO of Toppoint Holdings. “Amid a dynamic and evolving freight environment, we delivered revenue growth and began executing on key growth initiatives. Completing more than 5,480 loads—an increase from Q1 2024—driven by a 37% surge in import volumes, highlights the strong demand across our customer base, especially in key segments like containerized imports.”

“At the same time, we remain closely focused on macroeconomic developments, including proposed tariff increases on Chinese goods and ongoing trade policy uncertainty. While tariff changes may shift short-term volume flows, we view them as catalysts for long-term realignment in global supply chains. Our diversified customer base, strong presence at key East Coast ports, and ability to adapt quickly across commodities position us well to capture opportunities created by these market shifts.”

“Since our IPO, we have modernized our chassis fleet, expanded our import network, and launched a refrigerated logistics vertical—moves that are already unlocking new revenue streams and improving asset utilization. We have also strengthened relationships with major enterprise clients and taken early steps toward global expansion.”

Following the completion of its $10 million IPO, Toppoint accelerated its focus on scaling operations and broadening its service capabilities. One of the Company’s first major post-IPO initiatives was the deployment of a modern fleet of adjustable chassis, designed to increase productivity, reduce idle time, and enhance the handling of both import and export container freight.

During the first quarter, Toppoint achieved a 37% year-over-year increase in import load volumes, driven largely by a new partnership with a prominent New Jersey-based third-party logistics provider. Under this relationship, Toppoint began managing approximately 200 import shipments per month, with the potential to scale to 800 monthly loads by year-end—an opportunity expected to contribute over $1 million in incremental revenue. The Company also supported a top 10 global freight forwarder in reaching record import volumes at Northeast ports, reinforcing Toppoint’s role as a key drayage partner in the region.

To further diversify revenue and mitigate seasonal fluctuations, Toppoint entered the refrigerated freight market through a strategic partnership with a national cold-chain logistics provider. This vertical offers consistent, year-round volume and strengthens customer retention. Internationally, the Company launched cross-border operations in Ensenada, Mexico, targeting growing demand for non-ferrous metal exports from Asia-Pacific markets.

Toppoint also deepened relationships with major enterprise customers. Its long-standing partnership with Waste Management was expanded to include 1,000 additional annual loads, representing up to $2 million in new revenue. The Company also signed a long-term logistics agreement with a leading recycling and sustainability firm in the Eastern U.S., following a successful pilot in late 2024. These developments reflect Toppoint’s continued focus on building high-value, efficient, and environmentally responsible logistics solutions for large-scale clients.

“Looking ahead, we are focused on scaling efficiently through strategic partnerships, infrastructure upgrades, and targeted innovation. Our investments are designed to support sustainable growth, expand operating leverage, and strengthen our position in key logistics verticals. We believe the platform we are building is well-positioned to deliver long-term value across market cycles, and we remain committed to executing with discipline, agility, and a clear focus on shareholder returns,” concluded Mr. Chan.

Financial results for the quarter ended March 31, 2025

Total revenue was $3.8 million for the three months ended March 31, 2025, compared to $3.7 million in the same period of 2024. The growth was primarily driven by a 37.3% increase in import volumes and improved revenue per load in both imports and logs. Demand for scrap paper also stabilized, reducing the volatility seen in prior quarters. Together, these shifts offset softness in the wastepaper vertical, which remains subject to global export pressures.

Cost of revenues increased nominally to $3.3 million compared to the 2024 comparable period.

Gross profit increased to $498 thousand for the three months ended March 31, 2025, compared to $479 thousand in Q1 2024. As a percentage of revenue, gross margin remained consistent at 13% for the three months ended March 31, 2025 compared to the 2024 comparable quarter.

Selling, general and administrative expenses increased to $0.9 million in Q1 2025 from $0.3 million in the prior-year period. The increase included costs tied to public company compliance, as well as several one-time items such as a $150,000 legal settlement and $75,000 in relocation expenses.

Net loss for the quarter was $0.5 million compared to net income of $0.1 million in Q1 2024. The change in net income was due to the increase in general and administrative expenses.

The complete financial results for the quarter ended March 31, 2025, are available in the Company’s Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission and available at: www.sec.gov.

About Toppoint Holdings Inc.

Established in 2014 and headquartered in North Wales, Pennsylvania, Toppoint Holdings Inc. specializes in the transport of wastepaper, scrap metal, and wooden logs for large waste companies, recycling centers, and commodity traders. The Company’s operations extend to major ports, including Newark, NJ, and Philadelphia, PA. With a commitment to growth and innovation, Toppoint Holdings recently expanded into the recycling export transport markets of Tampa, Jacksonville, and Miami, FL; Baltimore, MD; and Ensenada, Mexico, as of 2024. The Company also provides trucking and logistics brokerage solutions for plastic and other commodities, and imports, servicing key commercial hubs across the U.S. For additional information, please go to https://toppointtrucking.com/

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” as defined under the federal securities laws. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate”, “will”, “aim” and “anticipate”, or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC available at www.sec.gov.

Investor Relations Inquiries:

Crescendo Communications, LLC

212-671-1020

TOPP@crescendo-ir.com

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